Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Shep Dunlap (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Reports Q1 Results

•	Net revenues increased 5.5%; Organic Net Revenue[1] grew 2.4%
•	Operating income margin was 18.1%, up 520 basis points; Adjusted Operating Income[1] margin was 16.7%, up 20 basis points
•	Diluted EPS was $0.62, up 51%; Adjusted EPS[1] was $0.62, up 9.6% on a constant-currency basis

DEERFIELD, Ill. – May 1, 2018 – Mondelēz International, Inc. (NASDAQ: MDLZ) today reported its first quarter 2018 results.

“We had a good start to the year with improving top-line momentum and continued progress in margin expansion driven by strength in Europe and AMEA,” said Dirk Van de Put, Chairman and CEO. “We continue to see encouraging snacking category growth trends, especially in emerging markets. We remain focused on executing our 2018 plan while making good progress developing our long-term strategic framework.”

Net Revenue

$ in millions	Reported Net Revenues		Organic Net Revenue Growth
	Q1 2018	% Chg vs PY	Q1 2018	Vol/Mix		Pricing
Latin America	$891	(2.1)%	2.2%	(4.0	)pp	6.2	pp
Asia, Middle East & Africa	1,542	3.4	3.6	2.5		1.1
Europe	2,706	14.4	4.7	5.6		(0.9)
North America	1,626	(1.3)	(1.8)	(1.3)		(0.5)

Mondelēz International	$6,765	5.5%	2.4%	1.7	pp	0.7	pp

Emerging Markets	$2,584	7.6%	5.5%
Developed Markets	4,181	4.2	0.4

Power Brands	$5,137	8.2%	2.8%

Operating Income and Diluted EPS

$ in millions	Reported			Adjusted
	Q1 2018	vs PY (Rpt Fx)		Q1 2018	vs PY (Rpt Fx)		vs PY (Cst Fx)
Gross Profit	$2,849	13.1%		$2,666	4.8%		(0.5)%
Gross Profit Margin	42.1%	2.8	pp	39.4%	(1.1	)pp

Operating Income	$1,224	48.4%		$1,133	9.7%		3.0%
Operating Income Margin	18.1%	5.2	pp	16.7%	0.2	pp

Net Earnings[2]	$938	48.9%		$928	15.4%		6.5%

Diluted EPS	$0.62	51.2%		$0.62	19.2%		9.6%

•	Net revenues increased 5.5 percent, driven by currency tailwinds. Organic Net Revenue increased 2.4 percent, with growth in all regions except North America.

•	Gross profit margin was 42.1 percent, an increase of 280 basis points driven primarily by a favorable impact from currency and commodity hedging activities. Adjusted Gross Profit margin was 39.4 percent, a decrease of 110 basis points, driven by unfavorable mix, higher commodity costs and freight inflation.

•	Operating income margin was 18.1 percent, up 520 basis points, driven primarily by a favorable impact from currency and commodity hedging activities and lower 2014-2018 Restructuring Program costs. Adjusted Operating Income margin increased 20 basis points to 16.7 percent due to reductions in selling, general & administrative costs and supply chain productivity savings, mostly offset by higher input costs and freight inflation.

•	Diluted EPS was $0.62, up 51 percent, driven primarily by a favorable impact from currency and commodity hedging activities and favorable year-over-year currency translation.

•	Adjusted EPS was $0.62 and grew 9.6 percent on a constant-currency basis, driven primarily by favorability on interest and fewer shares outstanding.

•	Capital Return: The company repurchased approximately $500 million of its common stock and paid approximately $300 million in cash dividends.

2018 Outlook

Mondelēz International provides guidance on a non-GAAP basis, as the company cannot predict some elements that are included in reported GAAP results, including the impact of foreign exchange. Refer to the Outlook section in the discussion of non-GAAP financial measures below for more details.

The company maintains its full year 2018 outlook of Organic Net Revenue growth of 1 to 2 percent, Adjusted Operating Income margin of approximately 17 percent and double-digit Adjusted EPS growth on a constant-currency basis. The company estimates currency translation would increase net revenue growth by approximately 2 percent3 and Adjusted EPS by approximately $0.063. In addition, the company continues to expect Free Cash Flow1 of approximately $2.8 billion.

Conference Call

Mondelēz International will host a conference call for investors with accompanying slides to review its results at 5 p.m. ET today. A listen-only webcast will be provided at www.mondelezinternational.com. An archive of the webcast will be available on the company’s web site. The company will be live tweeting the event at www.twitter.com/MDLZ.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is building the best snacking company in the world, with 2017 net revenues of approximately $26 billion. Creating more moments of joy in approximately 160 countries, Mondelēz International is a world leader in biscuits, chocolate, gum, candy and powdered beverages, featuring global Power Brands such as Oreo and belVita biscuits; Cadbury Dairy Milk and Milka chocolate; and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow the company on Twitter at www.twitter.com/MDLZ.

End Notes

1.	Organic Net Revenue, Adjusted Operating Income (and Adjusted Operating Income margin), Adjusted EPS, Adjusted Gross Profit (and Adjusted Gross Profit margin), Free Cash Flow and presentation of amounts in constant currency are non-GAAP financial measures. Please see discussion of non-GAAP financial measures at the end of this press release for more information.
2.	Net earnings attributable to Mondelēz International.
3.	Currency estimate is based on published rates from XE.com on April 26, 2018.

Additional Definitions

Power Brands include some of the company’s largest global and regional brands, such as Oreo, Chips Ahoy!, Ritz, TUC/Club Social and belVita biscuits; Cadbury Dairy Milk, Milka and Lacta chocolate; Trident gum; Halls candy; and Tang powdered beverages.

Emerging markets consist of the Latin America region in its entirety; the Asia, Middle East and Africa region excluding Australia, New Zealand and Japan; and the following countries from the Europe region: Russia, Ukraine, Turkey, Kazakhstan, Belarus, Georgia, Poland, Czech Republic, Slovak Republic, Hungary, Bulgaria, Romania, the Baltics and the East Adriatic countries.

Developed markets include the entire North America region, the Europe region excluding the countries included in the emerging markets definition, and Australia, New Zealand and Japan from the Asia, Middle East and Africa region.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect,” “would,” “could,” “estimate,” “anticipate,” “guidance,” “outlook” and similar expressions are intended to identify the company’s forward-looking statements, including, but not limited to, statements about: the company’s future performance, including its future revenue growth, earnings per share, margins and cash flow; currency and the effect of foreign exchange translation on the company’s results of operations; snacking category growth trends; the company’s accounting for and the impact of U.S. tax reform; the company’s restructuring program; and the company’s outlook, including 2018 Organic Net Revenue growth, Adjusted Operating Income margin, Adjusted EPS and Free Cash Flow. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the company’s control, which could cause the company’s actual results to differ materially from those indicated in the company’s forward-looking statements. Such factors include, but are not limited to, risks from operating globally including in emerging markets; changes in currency exchange rates, controls and restrictions; continued volatility of commodity and other input costs; weakness in economic conditions; weakness in consumer spending; pricing actions; tax matters including changes in tax rates and laws, disagreements with taxing authorities and imposition of new taxes; use of information technology and third party service providers; unanticipated disruptions to the company’s business, such as the malware incident, cyberattacks or other security breaches; competition; the restructuring program and the company’s other transformation initiatives not yielding the anticipated benefits; and changes in the assumptions on which the restructuring program is based. Please also see the company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, including the company’s most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Schedule 1

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

(in millions of U.S. dollars and shares, except per share data)

(Unaudited)

	For the Three Months Ended March 31,
	2018	2017
Net revenues	$6,765	$6,414

Cost of sales	3,916	3,896

Gross profit	2,849	2,518
Gross profit margin	42.1%	39.3%

Selling, general and administrative expenses	1,527	1,483

Asset impairment and exit costs	54	166

Amortization of intangibles	44	44

Operating income	1,224	825
Operating income margin	18.1%	12.9%

Benefit plan non-service income	(13)	(15)

Interest and other expense, net	80	119

Earnings before income taxes	1,157	721

Provision for income taxes	(307)	(154)
Effective tax rate	26.5%	21.4%
Equity method investment net earnings	94	66

Net earnings	944	633

Noncontrolling interest earnings	(6)	(3)

Net earnings attributable to Mondelēz International	$938	$630

Per share data:
Basic earnings per share attributable to Mondelēz International	$0.63	$0.41

Diluted earnings per share attributable to Mondelēz International	$0.62	$0.41

Average shares outstanding:
Basic	1,489	1,529
Diluted	1,505	1,550

Schedule 2

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in millions of U.S. dollars)

(Unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$1,130	$761
Trade receivables	3,113	2,691
Other receivables	841	835
Inventories, net	2,620	2,557
Other current assets	666	676

Total current assets	8,370	7,520

Property, plant and equipment, net	8,792	8,677
Goodwill	21,301	21,085
Intangible assets, net	18,810	18,639
Prepaid pension assets	160	158
Deferred income taxes	301	319
Equity method investments	6,347	6,345
Other assets	422	366

TOTAL ASSETS	$64,503	$63,109

LIABILITIES
Short-term borrowings	$4,779	$3,517
Current portion of long-term debt	829	1,163
Accounts payable	5,727	5,705
Accrued marketing	1,847	1,728
Accrued employment costs	617	721
Other current liabilities	2,999	2,959

Total current liabilities	16,798	15,793
Long-term debt	13,180	12,972
Deferred income taxes	3,419	3,376
Accrued pension costs	1,548	1,669
Accrued postretirement health care costs	419	419
Other liabilities	2,589	2,689

TOTAL LIABILITIES	37,953	36,918
EQUITY
Common Stock	—	—
Additional paid-in capital	31,876	31,915
Retained earnings	23,315	22,749
Accumulated other comprehensive losses	(9,858)	(9,998)
Treasury stock	(18,881)	(18,555)

Total Mondelēz International Shareholders’ Equity	26,452	26,111
Noncontrolling interest	98	80

TOTAL EQUITY	26,550	26,191

TOTAL LIABILITIES AND EQUITY	$64,503	$63,109

	March 31, 2018	December 31, 2017	Incr/ (Decr)
Short-term borrowings	$4,779	$3,517	$1,262
Current portion of long-term debt	829	1,163	(334)
Long-term debt	13,180	12,972	208

Total Debt	18,788	17,652	1,136
Cash and cash equivalents	1,130	761	369

Net Debt (1)	$17,658	$16,891	$767

(1) Net debt is defined as total debt, which includes short-term borrowings, current portion of long-term debt and long-term debt, less cash and cash equivalents.

Schedule 3

Mondelēz International, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions of U.S. dollars)

(Unaudited)

	For the Three Months Ended March 31,
	2018	2017
CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES
Net earnings	$944	$633
Adjustments to reconcile net earnings to operating cash flows:
Depreciation and amortization	207	200
Stock-based compensation expense	28	39
U.S. tax reform transition tax	94	—
Deferred income tax provision	47	13
Asset impairments and accelerated depreciation	28	80
Equity method investment net earnings	(94)	(66)
Distributions from equity method investments	143	122
Other non-cash items, net	(14)	43
Change in assets and liabilities, net of acquisitions and divestitures:
Receivables, net	(413)	(454)
Inventories, net	(38)	(95)
Accounts payable	(144)	(443)
Other current assets	46	126
Other current liabilities	(317)	(478)
Change in pension and postretirement assets and liabilities, net	(110)	(277)

Net cash provided by/(used in) operating activities	407	(557)

CASH PROVIDED BY/(USED IN) INVESTING ACTIVITIES
Capital expenditures	(284)	(306)
Proceeds from sale of property, plant and equipment and other assets	10	19

Net cash used in investing activities	(274)	(287)

CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES
Issuances of commercial paper, maturities greater than 90 days	686	626
Repayments of commercial paper, maturities greater than 90 days	(433)	(513)
Net issuances of other short-term borrowings	1,016	1,587
Long-term debt proceeds	463	350
Long-term debt repaid	(738)	(979)
Repurchase of Common Stock	(527)	(461)
Dividends paid	(330)	(292)
Other	92	60

Net cash provided by financing activities	229	378

Effect of exchange rate changes on cash and cash equivalents	7	32

Cash and cash equivalents:
Increase/(decrease)	369	(434)
Balance at beginning of period	761	1,741

Balance at end of period	$1,130	$1,307

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Financial Measures

(Unaudited)

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the company’s historical operating results and trends in its underlying operating results, and provides additional transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company’s performance. The company also believes that presenting these measures allows investors to view its performance using the same measures that the company uses in evaluating its financial and business performance and trends.

The company considers quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of its ongoing financial and business performance and trends. The adjustments generally fall within the following categories: acquisition & divestiture activities, gains and losses on intangible asset sales and non-cash impairments, major program restructuring activities, constant currency and related adjustments, major program financing and hedging activities and other major items affecting comparability of operating results. See below for a description of adjustments to the company’s U.S. GAAP financial measures included herein.

Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, the company’s non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.

Because GAAP financial measures on a forward-looking basis are not accessible and reconciling information is not available without unreasonable effort, the company has not provided that information with regard to the non-GAAP financial measures in the company’s outlook. Refer to the Outlook section below for more details.

DEFINITIONS OF THE COMPANY’S NON-GAAP FINANCIAL MEASURES

The company’s non-GAAP financial measures and corresponding metrics reflect how the company evaluates its operating results currently and provide improved comparability of operating results. As new events or circumstances arise, these definitions could change. When these definitions change, the company provides the updated definitions and presents the related non-GAAP historical results on a comparable basis. When items no longer impact the company’s current or future presentation of non-GAAP operating results, the company removes these items from its non-GAAP definitions.

•	“Organic Net Revenue” is defined as net revenues excluding the impacts of acquisitions; divestitures; and currency rate fluctuations. The company also evaluates Organic Net Revenue growth from emerging markets and its Power Brands.

•	“Adjusted Gross Profit” is defined as gross profit excluding the 2014-2018 Restructuring Program; acquisition integration costs; the operating results of divestitures; mark-to-market impacts from commodity and forecasted currency transaction derivative contracts; and incremental expenses related to the 2017 malware incident. The company also presents “Adjusted Gross Profit margin,” which is subject to the same adjustments as Adjusted Gross Profit. The company also evaluates growth in the company’s Adjusted Gross Profit on a constant currency basis.

•	“Adjusted Operating Income” and “Adjusted Segment Operating Income” are defined as operating income (or segment operating income) excluding the impacts of the items listed in the Adjusted Gross Profit definition as well as gains or losses (including non-cash impairment charges) on goodwill and intangible assets; divestiture or acquisition gains or losses and related divestiture, acquisition and integration costs; benefits from resolution of tax matters; and CEO transition remuneration. The company also presents “Adjusted Operating Income margin” and “Adjusted Segment Operating Income margin”, which are subject to the same adjustments as Adjusted Operating Income and Adjusted Segment Operating Income. The company also evaluates growth in the company’s Adjusted Operating Income and Adjusted Segment Operating Income on a constant currency basis.

•	“Adjusted EPS” is defined as diluted EPS attributable to Mondelēz International from continuing operations excluding the impacts of the items listed in the Adjusted Operating Income definition as well as losses on debt extinguishment and related expenses; gain on equity method investment transactions; net earnings from divestitures; gains or losses on interest rate swaps no longer designated as accounting cash flow hedges due to changed financing and hedging plans; and U.S. tax reform discrete impacts. Similarly, within Adjusted EPS, the company’s equity method investment net earnings exclude its proportionate share of its investees’ unusual or infrequent items. The tax impact of each of the items excluded from the company’s GAAP results was computed based on the facts and tax assumptions associated with each item and such impacts have also been excluded from Adjusted EPS. The company also evaluates growth in the company’s Adjusted EPS on a constant currency basis.

•	“Free Cash Flow” is defined as net cash provided by operating activities less capital expenditures. Free Cash Flow is the company’s primary measure used to monitor its cash flow performance.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three months ended March 31, 2018. See Items Impacting Comparability of Operating Results below for more information about the items referenced in these definitions.

SEGMENT OPERATING INCOME

The company uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), general corporate expenses (which are a component of selling, general and administrative expenses), amortization of intangibles, gains and losses on divestitures and acquisition-related costs, in all periods presented. The company excludes these items from segment operating income in order to provide better transparency of its segment operating results. Furthermore, the company centrally manages benefit plan non-service income and interest and other expense, net. Accordingly, the company does not present these items by segment because they are excluded from the segment profitability measure that management reviews.

ITEMS IMPACTING COMPARABILITY OF OPERATING RESULTS

The following information is provided to give qualitative and quantitative information related to items impacting comparability of operating results. The company identifies these based on how management views the company’s business; makes financial, operating and planning decisions; and evaluates the company’s ongoing performance. In addition, the company discloses the impact of changes in currency exchange rates on the company’s financial results in order to reflect results on a constant currency basis.

Divestitures, Divestiture-related costs and Gains/(losses) on divestitures

Divestitures include completed sales of businesses and exits of major product lines upon completion of a sale or licensing agreement. Divestitures that occurred in 2017 included the following:

•	On December 28, 2017, the company completed the sale of a confectionery business in Japan. The company recorded a pre-tax loss of $1 million.

•	On October 2, 2017, the company completed the sale of one of its equity method investments and recorded a gain of $40 million within the gain on equity method investment transactions and $15 million of tax expense.

•	In connection with the 2012 spin-off of Kraft Foods Group, Inc. (now a part of Kraft Heinz Company (“KHC”)), Kraft Foods Group and the company each granted the other various licenses to use certain trademarks in connection with particular product categories in specified jurisdictions. On August 17, 2017, the company entered into two agreements with KHC to terminate the licenses of certain KHC-owned brands used in the company’s grocery business within its Europe region and to transfer to KHC inventory and certain other assets. On August 17, 2017, the first transaction closed, and on October 23, 2017, the second transaction closed.

•	On July 4, 2017, the company completed the sale of most of its grocery business in Australia and New Zealand to Bega Cheese Limited. The company recorded a pre-tax gain of $247 million Australian dollars ($187 million as of July 4, 2017) on the sale. The company also recorded divestiture-related costs of $2 million and a foreign currency hedge loss of $3 million during 2017. In the fourth quarter of 2017, the company recorded a $3 million inventory-related working capital adjustment, increasing the pre-tax gain to $190 million in 2017.

•	On April 28, 2017, the company completed the sale of several manufacturing facilities in France and the sale or license of several local confectionery brands. During the three months ended March 31, 2018, the company reversed $3 million of accrued expenses no longer required. The company incurred $18 million of divestiture-related costs in the three months ended March 31, 2017. The company recorded a $3 million loss on the sale during the three months ended June 30, 2017. Divestiture-related costs were recorded within cost of sales and selling, general and administrative expenses.

Acquisition integration costs

Within the company’s AMEA segment, in connection with the acquisition of a biscuit operation in Vietnam in 2015, the company recorded integration costs of $1 million in the three months ended March 31, 2018 and $1 million in the three months ended March 31, 2017.

2014-2018 Restructuring Program

The primary objective of the 2014-2018 Restructuring Program is to reduce the company’s operating cost structure in both its supply chain and overhead costs. The program is intended primarily to cover severance as well as asset disposals and other manufacturing-related one-time costs.

Restructuring costs

The company recorded restructuring charges of $52 million in the three months ended March 31, 2018 and $157 million in the three months ended March 31, 2017 within asset impairment and exit costs. These charges were for non-cash asset write-downs (including accelerated depreciation and asset impairments), severance and other related costs.

Implementation costs

Implementation costs primarily relate to reorganizing the company’s operations and facilities in connection with its supply chain reinvention program and other identified productivity and cost saving initiatives. The costs include incremental expenses related to the closure of facilities, costs to terminate certain contracts and the simplification of the company’s information systems. The company recorded implementation costs of $62 million in the three months ended March 31, 2018 and $54 million in the three months ended March 31, 2017.

Equity method investee adjustments

Within Adjusted EPS, the company’s equity method investment net earnings exclude its proportionate share of its investees’ unusual or infrequent items, such as acquisition and divestiture-related costs and restructuring program costs.

Mark-to-market impacts from commodity and currency derivative contracts

The company excludes unrealized gains and losses (mark-to-market impacts) from outstanding commodity and forecasted currency transaction derivatives from its non-GAAP earnings measures until such time that the related exposures impact its operating results. The company recorded net unrealized gains on commodity and forecasted currency transaction derivatives of $206 million in the three months ended March 31, 2018 and net unrealized losses of $51 million in the three months ended March 31, 2017.

Gain related to interest rate swaps

The company recognized a pre-tax gain of $14 million in the three months ended March 31, 2018, within interest and other expense, net related to certain forward-starting interest rate swaps for which the planned timing of the related forecasted debt was changed.

Benefit from resolution of tax matters

During the first quarter of 2017, the Spanish Supreme Court decided, in the company’s favor, an ongoing transfer pricing case with the Spanish tax authorities related to businesses Cadbury divested prior to the company’s acquisition of Cadbury. As a result of the final ruling, during the first quarter of 2017, the company recorded a pre-tax impact of $58 million due to the non-cash reversal of Cadbury-related accrued liabilities related to this matter.

CEO transition remuneration

On November 20, 2017, Dirk Van de Put succeeded Irene Rosenfeld as CEO of Mondelēz International. In order to incent Mr. Van de Put to join the company, the company provided him compensation to make him whole for incentive awards he forfeited or grants that were not made to him when he left his former employer. In connection with Irene Rosenfeld’s retirement, the company made her outstanding grants of performance share units for the 2016-2018 and 2017-2019 performance cycles eligible for continued vesting and paid $0.5 million salary for her service as Chairman from January through March 2018. The company refers to these elements of Mr. Van de Put’s and Ms. Rosenfeld’s compensation arrangements together as “CEO transition remuneration.”

The company is excluding amounts it expenses as CEO transition remuneration from its non-GAAP results because those amounts are not part of the company’s regular compensation program and are incremental to amounts the company would have incurred as ongoing CEO compensation.

U.S. tax reform discrete impacts

On December 22, 2017, the United States enacted tax reform legislation that included a broad range of business tax provisions, including but not limited to a reduction in the U.S. federal tax rate from 35% to 21% as well as provisions that limit or eliminate various deductions or credits. The legislation also causes U.S. allocated expenses (e.g. interest and general administrative expense) to be taxed and imposes a new tax on U.S. cross-border payments, Furthermore, the legislation includes a one-time transition tax on accumulated foreign earnings and profits.

Certain impacts of the new legislation would have generally required accounting to be completed in the period of enactment, however in response to the complexities of this new legislation, the SEC issued guidance to provide companies with relief. The SEC provided up to a one-year window for companies to finalize the accounting for the impacts of this new legislation and the company anticipates finalizing its accounting during 2018. While the company’s accounting for the enactment of the new U.S. tax legislation is not complete, it has recorded an additional $89 million discrete net tax cost in the three months ended March 31, 2018. This is primarily comprised of an increase to the company’s transition tax liability of $94 million as a result of additional guidance issued by the Internal Revenue Service and various state taxing authorities, new state legislation enacted during the period and further refinement of various components of the underlying calculations.

Constant currency

Management evaluates the operating performance of the company and its international subsidiaries on a constant currency basis. The company determines its constant currency operating results by dividing or multiplying, as appropriate, the current period local currency operating results by the currency exchange rates used to translate the company’s financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

OUTLOOK

The company’s outlook for 2018 Organic Net Revenue growth, Adjusted Operating Income margin, Adjusted EPS growth on a constant currency basis and Free Cash Flow are non-GAAP financial measures that exclude or otherwise adjust for items impacting comparability of financial results such as the impact of changes in foreign currency exchange rates, restructuring activities, acquisitions and divestitures. The company is not able to reconcile its full year 2018 projected Organic Net Revenue growth to its full year 2018 projected reported net revenue growth because the company is unable to predict the impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates, which could be material as a significant portion of the company’s operations are outside the U.S. The company is not able to reconcile its full year 2018 projected Adjusted Operating Income margin and Adjusted EPS growth on a constant currency basis to its full year 2018 projected reported operating income margin and reported diluted EPS growth because the company is unable to predict the timing of its Restructuring Program costs, mark-to-market impacts from commodity and forecasted currency transaction derivative contracts and impacts from potential acquisitions or divestitures well as the impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates, which could be material as a significant portion of the company’s operations are outside the U.S. The company is not able to reconcile its full year 2018 projected Free Cash Flow to its full year 2018 projected net cash from operating activities because the company is unable to predict the timing and amount of capital expenditures impacting cash flow. Therefore, because of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the company is unable to provide a reconciliation of these measures without unreasonable effort.

Schedule 4a

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Revenues

(in millions of U.S. dollars)

(Unaudited)

	Latin America		AMEA		Europe		North America		Mondelēz International
For the Three Months Ended March 31, 2018
Reported (GAAP)	$891		$1,542		$2,706		$1,626		$6,765
Currency	39		(58)		(311)		(7)		(337)

Organic (Non-GAAP)	$930		$1,484		$2,395		$1,619		$6,428

For the Three Months Ended March 31, 2017
Reported (GAAP)	$910		$1,491		$2,365		$1,648		$6,414
Divestitures	—		(59)		(77)		—		(136)

Organic (Non-GAAP)	$910		$1,432		$2,288		$1,648		$6,278

% Change
Reported (GAAP)	(2.1)%		3.4%		14.4%		(1.3)%		5.5%
Divestitures	—	pp	4.3	pp	3.9	pp	—	pp	2.3	pp
Currency	4.3		(4.1)		(13.6)		(0.5)		(5.4)

Organic (Non-GAAP)	2.2%		3.6%		4.7%		(1.8)%		2.4%

Vol/Mix	(4.0	)pp	2.5	pp	5.	6pp	(1.3	)pp	1.7	pp
Pricing	6.2		1.1		(0.9)		(0.5)		0.7

Schedule 4b

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Revenues - Brands and Markets

(in millions of U.S. dollars)

(Unaudited)

	Power Brands		Non-Power Brands		Mondelēz International		Emerging Markets		Developed Markets		Mondelēz International
For the Three Months Ended March 31, 2018
Reported (GAAP)	$5,137		$1,628		$6,765		$2,584		$4,181		$6,765
Currency	(256)		(81)		(337)		(49)		(288)		(337)

Organic (Non-GAAP)	$4,881		$1,547		$6,428		$2,535		$3,893		$6,428

For the Three Months Ended March 31, 2017
Reported (GAAP)	$4,747		$1,667		$6,414		$2,402		$4,012		$6,414
Divestitures	—		(136)		(136)		—		(136)		(136)

Organic (Non-GAAP)	$4,747		$1,531		$6,278		$2,402		$3,876		$6,278

% Change
Reported (GAAP)	8.2%		(2.3)%		5.5%		7.6%		4.2%		5.5%
Divestitures	—	pp	8.6	pp	2.3	pp	—	pp	3.7	pp	2.3	pp
Currency	(5.4)		(5.3)		(5.4)		(2.1)		(7.5)		(5.4)

Organic (Non-GAAP)	2.8%		1.0%		2.4%		5.5%		0.4%		2.4%

Schedule 5

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Gross Profit / Operating Income

(in millions of U.S. dollars)

(Unaudited)

	For the Three Months Ended March 31, 2018
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$6,765	$2,849	42.1%	$1,224	18.1%
2014-2018 Restructuring Program costs	—	23		114
Mark-to-market (gains)/losses from derivatives	—	(206)		(206)
Acquisition integration costs	—	—		1
Divestiture-related costs	—	—		(3)
CEO transition remuneration	—	—		4
Rounding	—	—		(1)

Adjusted (Non-GAAP)	$6,765	$2,666	39.4%	$1,133	16.7%

Currency		(133)		(69)

Adjusted @ Constant FX (Non-GAAP)		$2,533		$1,064

	For the Three Months Ended March 31, 2017
	Net Revenues	Gross Profit	Gross Profit Margin	Operating Income	Operating Income Margin
Reported (GAAP)	$6,414	$2,518	39.3%	$825	12.9%
2014-2018 Restructuring Program costs	—	9		211
Mark-to-market (gains)/losses from derivatives	—	51		51
Acquisition integration costs	—	—		1
Divestiture-related costs	—	2		19
Operating income from divestitures	(136)	(35)		(27)
Benefits from resolution of tax matters	—	—		(46)
Rounding	—	—		(1)

Adjusted (Non-GAAP)	$6,278	$2,545	40.5%	$1,033	16.5%

		Gross Profit		Operating Income
% Change - Reported (GAAP)		13.1%		48.4%
% Change - Adjusted (Non-GAAP)		4.8%		9.7%
% Change - Adjusted @ Constant FX (Non-GAAP)		(0.5)%		3.0%

Schedule 6

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Earnings and Tax Rate

(in millions of U.S. dollars and shares, except per share data)

(Unaudited)

	For the Three Months Ended March 31, 2018
	Operating Income	Benefit plan non- service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Equity Method Investment Net Losses / (Earnings)	Gain on Equity Method Investment Transactions	Non- controlling interest	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$1,224	$(13)	$80	$1,157	$307	26.5%	$(94)	$—	$6	$938	$0.62
2014-2018 Restructuring Program costs	114	—	—	114	30		—	—	—	84	0.06
Mark-to-market (gains)/losses from derivatives	(206)	—	—	(206)	(25)		—	—	—	(181)	(0.12)
Acquisition integration costs	1	—	—	1	—		—	—	—	1	—
Divestiture-related costs	(3)	—	—	(3)	(2)		—	—	—	(1)	—
CEO transition remuneration	4	—	—	4	1		—	—	—	3	—
(Gain)/loss related to interest rate swaps	—	—	14	(14)	(3)		—	—	—	(11)	(0.01)
U.S. tax reform discrete net tax (benefit)/expense	—	—	—	—	(89)		—	—	—	89	0.06
Equity method investee acquisition-related and other adjustments	—	—	—	—	2		(9)	—	—	7	0.01
Rounding	(1)	—	—	(1)	—		—	—	—	(1)	—

Adjusted (Non-GAAP)	$1,133	$(13)	$94	$1,052	$221	21.0%	$(103)	$—	$6	$928	$0.62

Currency										(72)	(0.05)

Adjusted @ Constant FX (Non-GAAP)										$856	$0.57

Diluted Average Shares Outstanding											1,505

	For the Three Months Ended March 31, 2017
	Operating Income	Benefit plan non- service expense / (income)	Interest and other expense, net	Earnings before income taxes	Income taxes (1)	Effective tax rate	Equity Method Investment Net Losses / (Earnings)	Gain on Equity Method Investment Transactions	Non- controlling interest	Net Earnings attributable to Mondelēz International	Diluted EPS attributable to Mondelēz International
Reported (GAAP)	$825	$(15)	$119	$721	$154	21.4%	$(66)	$—	$3	$630	$0.41
2014-2018 Restructuring Program costs	211	—	—	211	48		—	—	—	163	0.10
Mark-to-market (gains)/losses from derivatives	51	—	—	51	3		—	—	—	48	0.03
Acquisition integration costs	1	—	—	1	—		—	—	—	1	—
Divestiture-related costs	19	—	—	19	3		—	—	—	16	0.01
Net earnings from divestitures	(27)	—	—	(27)	(7)		2	—	—	(22)	(0.01)
Benefits from resolution of tax matters	(46)	—	12	(58)	—		—	—	—	(58)	(0.04)
Equity method investee acquisition-related and other adjustments	—	—	—	—	4		(31)	—	—	27	0.02
Rounding	(1)	—	—	(1)	—		—	—	—	(1)	—

Adjusted (Non-GAAP)	$1,033	$(15)	$131	$917	$205	22.4%	$(95)	$—	$3	$804	$0.52

Diluted Average Shares Outstanding											1,550

(1)	Taxes were computed for each of the items excluded from the company’s GAAP results based on the facts and tax assumptions associated with each item.

Schedule 7

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Diluted EPS

(Unaudited)

	For the Three Months Ended March 31,
	2018	2017	$ Change	% Change
Diluted EPS attributable to Mondelēz International (GAAP)	$0.62	$0.41	$0.21	51.2%
2014-2018 Restructuring Program costs	0.06	0.10	(0.04)
Mark-to-market (gains)/losses from derivatives	(0.12)	0.03	(0.15)
Divestiture-related costs	—	0.01	(0.01)
Net earnings from divestitures	—	(0.01)	0.01
Benefits from resolution of tax matters	—	(0.04)	0.04
(Gain)/loss related to interest rate swaps	(0.01)	—	(0.01)
U.S. tax reform discrete net tax (benefit)/expense	0.06	—	0.06
Equity method investee acquisition-related and other adjustments	0.01	0.02	(0.01)

Adjusted EPS (Non-GAAP)	$0.62	$0.52	$0.10	19.2%
Impact of favorable currency	(0.05)	—	(0.05)

Adjusted EPS @ Constant FX (Non-GAAP)	$0.57	$0.52	$0.05	9.6%

Adjusted EPS @ Constant FX - Key Drivers
Increase in operations			$—
VAT-related settlements in 2018			0.01
Increase in equity method investment net earnings			—
Change in interest and other expense, net			0.02
Change in income taxes			—
Change in shares outstanding			0.02

			$0.05

Schedule 8

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Segment Data

(in millions of U.S. dollars)

(Unaudited)

	For the Three Months Ended March 31, 2018
	Latin America		AMEA		Europe		North America		Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Mondelēz International
Net Revenue
Reported (GAAP)	$891		$1,542		$2,706		$1,626		$—	$—	$—	$6,765
Divestitures	—		—		—		—		—	—	—	—

Adjusted (Non-GAAP)	$891		$1,542		$2,706		$1,626		$—	$—	$—	$6,765

Operating Income
Reported (GAAP)	$126		$228		$497		$275		$206	$(64)	$(44)	$1,224
2014-2018 Restructuring Program costs	39		18		23		29		—	5	—	114
Mark-to-market (gains)/losses from derivatives	—		—		—		—		(206)	—	—	(206)
Acquisition integration costs	—		1		—		—		—	—	—	1
Divestiture-related costs	—		—		—		—		—	(3)	—	(3)
CEO transition remuneration	—		—		—		—		—	4	—	4
Rounding	—		—		—		—		—	(1)	—	(1)

Adjusted (Non-GAAP)	$165		$247		$520		$304		$—	$(59)	$(44)	$1,133
Currency	6		(10)		(67)		—		—	—	2	(69)

Adjusted @ Constant FX (Non-GAAP)	$171		$237		$453		$304		$—	$(59)	$(42)	$1,064

% Change - Reported (GAAP)	13.5%		26.0%		26.5%		(5.8)%		n/m	(12.3)%	0.0%	48.4%
% Change - Adjusted (Non-GAAP)	14.6%		18.8%		21.5%		(11.4)%		n/m	(28.3)%	0.0%	9.7%
% Change - Adjusted @ Constant FX (Non-GAAP)	18.8%		13.9%		5.8%		(11.4)%		n/m	(28.3)%	4.5%	3.0%

Operating Income Margin
Reported%	14.1%		14.8%		18.4%		16.9%					18.1%
Reported pp change	1.9	pp	2.7	pp	1.8	pp	(0	.8)pp				5.2	pp
Adjusted%	18.5%		16.0%		19.2%		18.7%					16.7%
Adjusted pp change	2.7	pp	1.5	pp	0.5	pp	(2.1	)pp				0.2	pp

	For the Three Months Ended March 31, 2017
	Latin America		AMEA		Europe		North America		Unrealized G/(L) on Hedging Activities	General Corporate Expenses	Amortization of Intangibles	Mondelēz International
Net Revenue
Reported (GAAP)	$910		$1,491		$2,365		$1,648		$—	$—	$—	$6,414
Divestitures	—		(59)		(77)		—		—	—	—	(136)

Adjusted (Non-GAAP)	$910		$1,432		$2,288		$1,648		$—	$—	$—	$6,278

Operating Income
Reported (GAAP)	$111		$181		$393		$292		$(51)	$(57)	$(44)	$825
2014-2018 Restructuring Program costs	33		35		81		51		—	11	—	211
Mark-to-market (gains)/losses from derivatives	—		—		—		—		51	—	—	51
Acquisition integration costs	—		1		—		—		—	—	—	1
Divestiture-related costs	—		1		18		—		—	—	—	19
Operating income from divestitures	—		(10)		(17)		—		—	—	—	(27)
(Income)/costs associated with the JDE coffee business transactions	—		—		(1)		—		—	1	—	—
Benefits from resolution of tax matters	—		—		(46)		—		—	—	—	(46)
Rounding	—		—		—		—		—	(1)	—	(1)

Adjusted (Non-GAAP)	$144		$208		$428		$343		$—	$(46)	$(44)	$1,033

Operating Income Margin
Reported%	12.2%		12.1%		16.6%		17.7%					12.9%
Adjusted%	15.8%		14.5%		18.7%		20.8%					16.5%